SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [  ]  Confidential, for Use of the
[X]  Definitive Proxy Statement            Commission Only(as permitted by Rule
[ ]  Definitive Additional Materials       14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRIME COMPANIES, INC
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.     Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

2.     Aggregate number of securities to which transaction applies:

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3.     Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

4.     Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

5.     Total fee paid:

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[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:

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2.     Form, Schedule or Registration Statement No.:

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3.     Filing Party:

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4.     Date Filed:

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


                             PRIME COMPANIES, INC.
                               409 Center Street
                              Yuba City, CA 95991


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2004



To the Shareholders of Prime Companies, Inc:

         An Annual Meeting of Shareholders of Prime Companies, Inc. (the "Company") will be held at the Company's offices, at 409 Center Street, Yuba City, California at 11:00 a.m., on Tuesday June 22, 2004 for the following purposes:

1. To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of Stonefield Josephson, Inc. as the independent auditors of the books and accounts of the Company for the years ending December 31, 2004.

3. To consider and act upon a proposal to increase the authorized number of shares of the Company's Common Stock to 500,000,000 from the current authorized number of 100,000,000 shares.

4. To transact such other business, including shareholder proposals, as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on May 10, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

         YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                           By Order of the Board of Directors

                                           /s/Norbert J. Lima
                                             Norbert J. Lima
                                             President


Yuba City, CA
May 26, 2004

                               PRIME COMPANIES, INC.
                                 409 Center Street
                                Yuba City, CA 95991


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2004


This proxy statement and the accompanying proxy/voting instruction card (proxy card) are being mailed on or about May 26, 2004, to holders of common shares in connection with the solicitation of proxies by the Board of Directors for the 2004 Annual Meeting of Shareholders in San Francisco, CA. Proxies are solicited to give all shareholders of record at the close of business on May 21, 2004, an opportunity to vote on matters that come before the meeting. This procedure is necessary because shareholders live in many states and most will not be able to attend. Shares can be voted only if the shareholder is present in person or is represented by proxy. The proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company or by voting in person at the meeting.

When your proxy card is returned properly signed, the shares represented will be voted by the proxy agent(s) designated. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Securities and Exchange Commission ("SEC") rules require that an annual financial report precede or be included with proxy materials. Accordingly, a copy of the Prime Companies, Inc. audited financial statements for the year ending December 31, 2003 is electronically accessible through the investor information link at the Company's website primecompanies.com.

The cost of the solicitation of proxies will be borne directly by the Company.

Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting.


                                  INTRODUCTION


        This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Prime Companies, Inc. (the "Company") for use at the 2004 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Company's offices at 409 Center Street, Yuba City, California on Tuesday June 22, 2004 at 11:00 a.m. local time.

Proxies

        The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted (i) for the election to the Board of Directors of the nominees of the Board of Directors named herein and (ii) in favor of the proposal to appoint Stonefield Josephson, Inc. as the independent auditors of' the books and accounts of the Company for the year ending December 31, 2004 and
(iii) for increasing the authorized number of common shares to 500,000,000. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

         Shareholders of record at the close of business on May 21, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $0.0001 par value per share (the "Common Stock"), outstanding and entitled to vote was 38,068,918. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, the Company had 3,008,250 shares of preferred stock (the "Preferred Stock") outstanding and not entitled to vote on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

         The presence at the Annual Meeting, in person or by proxy, of the holders of not less than one-third of the eligible votes represented by the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgement.


         Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a majority of the votes cast at the Annual Meeting. The appointment of the independent auditors of the Company and the increase in the number of authorized common shares require the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

                              ELECTION OF DIRECTORS
                             (Proxy Proposal No. 1)

         Five directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a majority of the votes represented by the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Articles of Incorporation. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

Nominees for Election

         The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee


                                                                 Served as
                                                                  Director
        Name and Age              Principal Occupation       Continuously Since     Committee Membership
- --------------------------    ---------------------------    -------------------    ----------------------


Norbert J. Lima (58)          Chairman of the Board of              1999
                              Directors; President

Stephen Goodman (60)          Chief Financial Officer, Secretary    1999

Dennis Hinz (48)              Certified Public Accountant,          2001             Chairman,
                              Director                                               Audit Committee

Martin Sokolowski (55)        Engineer, Director                    2001


Norbert Lima, 58, has been President and CEO and Director for Prime since August 1999. Mr. Lima has over thirty years of telecommunications experience, and will be responsible for implementing Prime's operational systems across multiple markets. Mr. Lima founded and operated NACC-Tel, a California interconnect company from 1984-1994, where he served as Sales Manager, Technical Services Engineer, and Installation Manager. NACC-Tel merged with Pagers Plus Cellular in 1994, whereby Mr. Lima served as Vice President of Engineering, responsible for RF engineering and construction of 220 MHz systems throughout the US. Under Mr. Lima's direction, Pagers Plus successfully constructed 150 five-channel 220 MHz systems throughout various states. In early 1998, Mr. Lima re-purchased NACC-Tel, along with certain assets of Pagers Plus Cellular, which was subsequently acquired by Prime in 1999, and remains in operation as its wholly owned subsidiary.

Mr. Lima worked in various positions for Pacific Telephone for nineteen years, most recently as Engineering Manager from 1981-1983. From 1979-1981, Mr. Lima was District Manager of Construction, where he was responsible for five construction divisions with 275 subordinates and an operating budget of approximately US$16,000,000 per annum. Mr. Lima's career has taken him through multiple levels of the large telecom company, as he also spent eight years as Outside Plant Engineer, where he had responsibilities of planning and designing pole lines, conduit structures, and underground/building cables. Mr. Lima's success enabled his promotion to Engineering Manager, where he became a supervisor for several Outside Plant Engineers, and then Staff Manager from 1978-1979, where he was responsible for conducting Outside Plant Engineering Reviews throughout the states of California and Nevada. Mr. Lima received his BS in Industrial Technology-Electronics and his BA in Public Administration from Fresno State University in 1970.

Stephen Goodman, 60, has been Chief Financial Officer, Treasurer, and Director for Prime since August 1999. Mr. Goodman has worked in the telecommunications industry for over ten years, serving as President for both Secure Cellular, Inc. and Pagers Plus Cellular, of San Francisco, from 1992-1999. Mr. Goodman had been responsible for the strategic direction of the companies, and led the company to be named the 25th fastest-growing company in the San Francisco Bay area in 1996. Mr. Goodman developed, structured, and negotiated the majority of the business for the company, which provides prepaid cellular telephone services, prepaid wireless services, and telephone systems to both consumer and corporate customers throughout California.

Mr. Goodman is skilled in banking and finance, having accumulated over thirty Years working for various organizations. Mr. Goodman was President of Contra Costa Financial Services, Inc. from 1989-1992, where he owned and managed this Commercial and residential mortgage brokerage/banking firm. Mr. Goodman was involved with the FCC while at Contra Costa Financial Services, Inc., applying to participate in the lottery for a new spectrum of Specialized Mobile Radio licenses. From 1985-1989, Mr. Goodman worked for various savings & loan companies, and from 1977-1985 he served as President of Bay Capital Corporation & House of Money. Mr. Goodman worked in financial public relations on Wall Street from 1969-1970 and as a stockbroker for Loeb, Rhoades & Company from 1965-1966. Mr. Goodman served as Lieutenant Junior Grade in the US Coast Guard from 1966-1969. Mr. Goodman received his JD from William Howard Taft University in 1995, passing the California Baby Bar in 1992. Mr. Goodman received his BS in Economics from the University of Pennsylvania-Wharton School in 1965, and received his MBA with distinction in Finance from New York University in 1969. He is an instructor for Finance and Communications in the graduate business and management school of the University of Phoenix Online.

Dennis Hinz, 48, is a shareholder in Ten Haken, Hinz and Carlos Accountancy Corporation. He is a Certified Public Accountant and a Certified Valuation Analyst. He has been employed in the accounting profession since graduation from California State University, Chico, in 1976, where he obtained his B.S. in Business Administration with a concentration in accounting. In 1986 he became a partner of Marta, Matli, & Thomas CPA's and its successor firms including Ten Haken, Hinz & Carlos CPA's. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Certified Valuation Analysts. He serves as Treasurer of the Kiwanis Club of Yuba City, and he is Chairman of Prime's Audit Committee.

Martin Sokolowski, 55, is currently a consulting engineer under contract with Marathon Oil. Previously he was employed by Enercon Services, Inc. as a Senior Engineer for the Dallas, Texas office. Prior to his current position, he was with Alcatel USA as the Senior Manager of Strategic Planning for the Wireless Access Business Unit, focusing on technology and support for point-to-multipoint fixed wireless systems, networks and products. He has demonstrated himself to be an engineering and business leader with engineering, management, design, and customer field services expertise.
He has successfully  managed  numerous  fixed wireless  engineering  and
field   installation   programs  and  projects.  His engineering experience
includes  systems  engineering,    design  engineering, planning and
scheduling, prototype and first office applications and new product deployment and support. Telecom experience includes overall network design, local telco, wireline and RF wireless systems, LMDS and MMDS point-to-multipoint wireless networks and telecommunications infrastructure. He joined Alcatel in June 1999 to develop fixed wireless point-to-multipoint products and systems, and launch these new products into the exploding market for high speed data and voice communications. He coordinated the final technical development of the Alcatel Evolium 9900 family of LMDS and MMDS point-to-multipoint fixed wireless products between efforts in Paris, France and Richardson, Texas. One of his many achievements at Alcatel has been the development
of   standardized installation  cost  estimating  models  and  tools  to quickly and accurately estimate total field installation costs for base station and CPE installations. Mr. Sokolowski worked in various engineering management positions during his career, including Bosch Telecom from December 1997 to June 1999 in their Broadband Wireless Access,
Global Deployments Division  in Richardson,  Texas, where he  was the Manager of Technical Services and a Senior RF Systems Engineer with responsibility for the Final LMDS point-to-multipoint system development to meet specifications and FCC type acceptance. Upon graduation from George Washington University with his Master of Engineering Administration degree in 1971 he joined KPMG Peat Marwick in their Washington, D.C. office as a Senior Management Consultant. Upon graduation with his Bachelor of Engineering Science degree from the State University of New York at Stony Brook, he entered the
U.S. Navy's  Officer Candidate School,  and  after  graduation  was  assigned to the highly selective Naval Security Group. He was honorably discharged as a Lieutenant. He is a Registered Professional Engineer (Registration 65159), and a Member of the civic advisory boards for the City of Plano,
Texas,  the Texas  and  National Societies   of  Professional   Engineers,
the  American   Association  of  Cost Engineers,  and  a  past  president
of the Dallas Chapter of the Operations Research Society of America. He is an adjunct professor of Statistics for the Graduate School of the University of Phoenix Online.


The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the board are kept informed of the Company's business through discussions with Officers and key personnel, by reviewing analyses and reports sent to them each month, and by participating in board and committee meetings.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Committees and Attendance of the Board of Directors

         In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee.

         The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Hinz and Mr. William Turley.

         During the year ended December 31, 2003, the Board of Directors held five formal meetings. The Audit held four meetings. Each director attended at least four fifths of the total number of meetings of the Board of Directors.

         Directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth cash compensation paid to the Chief Executive Officer and President and the Chief Financial Officer and Secretary-Treasurer of the Company for services rendered to the Company and its subsidiaries during the fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

Name and Principal Position                     Salary                  Bonus
---------------------------                     ------                  -----
Norbert J. Lima, CEO and President            $100,000                  $ 0
Stephen Goodman, CFO and Secretary-Treasurer  $100,000                  $ 0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding as the beneficial ownership of the Common Stock as of April 30, 2004 by (i) each director of the Company, (ii) each person nominated to become a director of the Company, (iii) each of the executive officers named in the Summary Compensation Table contained herein, (iv) all directors and executive officers of the Company as a group, and (v) each person known by the Company to own beneficially more than 5% of the Common Stock issued. No Preferred Stock has been issued to these persons.

     Directors, Officers            Shares Beneficially     Approximate
     and 5% Stockholders                Owned               % of Class
     -------------------     -------------------     ------------
     Norbert J. Lima (i, ii, iii)      6,926,237               16%

     Stephen Goodman (i, ii, iii)      8,398,550               19%

     William Turley (i, ii)              230,000                1%

     Dennis Hinz (i, ii)                  20,000                0%

     Martin Sokolowski (i, ii)            65,000                0%

     Adrian Lima (  )                  1,220,532                3%

     All Directors & Officers (iv)    16,930,312                40%

     Irving Pfeffer (v)                5,485,683                13%

     David Shaw (v)                    2,677,894                 6%




                        INDEPENDENT AUDITORS
                           (Proxy Proposal No. 2)
                          -------------------------

         The shareholders will be asked to ratify the appointment of Stonefield Josephson, Inc. as independent auditors of the books and accounts of the Company for the year ending December 31, 2004. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting in person or by proxy, at the Annual Meeting.


                     INCREASE OF AUTHORIZED COMMON SHARES
                           (Proxy Proposal No. 3)
                          -------------------------

       The shareholders will be asked to increase the authorized number of common shares from 100,000,000 to 500,000,00. Such approval of the increase in authorized shares will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting in person or by proxy, at the Annual Meeting.





                            EXPENSES OF SOLICITATION

         All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

         Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                          By Order of the Board of Directors

                                          /s/ Norbert J. Lima
                                              Norbert J. Lima
                                              President

Yuba City, CA
May 26, 2004